Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes

Treasurer

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2010 SECOND QUARTER RESULTS

Quarterly Revenues of $60.6 Million and 13.5% Adjusted Operating Margin

Announces Two Strategic Contract Wins With a Leading European Insurance Company

and a Leading U.S. Insurance Company

New York, NY – August 4, 2010 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the quarter ended June 30, 2010.

Rohit Kapoor, President and CEO, commented: “EXL’s deep domain knowledge and customer centric approach continues to resonate in the marketplace as exemplified by two strategic contract wins this quarter and continued broad-based business expansion. By tightly integrating EXL’s transformation capabilities with our outsourcing services, we have created an attractive and differentiated proposition that is driving new business. Our wins with a leading European insurance company and a leading U.S. insurance company cement our position as the provider of choice for clients seeking a long-term partner to deliver transformation and outsourcing solutions. These wins showcase the continued demand for our solutions across geographies and the strength of our analytical services capabilities.

Based on the momentum in our core business and the demand prospects in the market, we have increased our investment in client service and enhanced our future growth prospects by hiring world-class talent, such as our recent appointment of Bill Bloom as EVP, Global Client Services. EXL remains committed to serving the growing needs of our clients and investing in our management team and operational leadership to meet anticipated demand.”

Vishal Chhibbar, CFO, commented: “EXL’s second quarter revenues grew 43.1% year-over-year and 11.3% sequentially. This growth was broad-based across our service lines and driven by a combination of volume expansions with new and existing clients as well as our recent acquisitions. In particular, demand for annuity-based transformation services grew at a rapid pace. Adjusted operating profit was up 71.9% year-over-year due to revenue growth combined with incremental margin expansion. As expected, adjusted operating margin for the quarter decreased sequentially to 13.5% from 15.6% in the first quarter of 2010, primarily due to annual wage increments and investments in people and infrastructure to support growth. Based on our strong year-to-date business results, we now expect to be at the top-end of our calendar year 2010 revenue guidance range and continue to expect to be at the top-end of our adjusted operating margin guidance range.”

Financial Highlights

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended June 30, 2010 were $60.6 million compared to $42.4 million for the quarter ended June 30, 2009 and $54.5 million for the quarter ended March 31, 2010. Outsourcing services revenues for the quarter ended June 30, 2010 were $46.6 million compared to $34.5 million in the quarter ended June 30, 2009 and $41.6 million in the quarter ended March 31, 2010. Transformation services revenues for the quarter ended June 30, 2010 were $14.1 million compared to $7.9 million in the quarter ended June 30, 2009 and $12.9 million in the quarter ended March 31, 2010.

•

Gross margin for the quarter ended June 30, 2010 was 38.2% compared to 39.1% for the quarter ended June 30, 2009 and 42.2% for the quarter ended March 31, 2010. Outsourcing services gross margin for the quarter ended June 30, 2010 was 38.6% compared to 41.9% for the quarter ended June 30, 2009 and 43.3% for the quarter ended March 31, 2010. Transformation services gross margin for the quarter ended June 30, 2010 was 37.2% compared to 26.8% for the quarter ended June 30, 2009 and 38.7% for the quarter ended March 31, 2010.

•

Operating margin for the quarter ended June 30, 2010 was 8.7% compared to 6.6% for the quarter ended June 30, 2009 and 11.9% for the quarter ended March 31, 2010. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended June 30, 2010 was 13.5% compared to 11.3% for the quarter ended June 30, 2009 and 15.6% for the quarter ended March 31, 2010. Net income for the quarter ended June 30, 2010 was $4.9 million compared to $1.3 million for the quarter ended June 30, 2009. Adjusted EBITDA for the quarter ended June 30, 2010 was $11.5 million compared to $7.6 million for the quarter ended June 30, 2009.

•	Diluted earnings per share to common stockholders for the quarter ended June 30, 2010 were $0.16 compared to $0.04 for the quarter ended June 30, 2009 and $0.19 for the quarter ended March 31, 2010.

Business Announcements

•	Awarded a five-year strategic contract with a leading European insurance company to provide a wide range of services across the insurance life cycle.

•	Awarded a three-year strategic contract to provide a suite of annuity-based decision analytics services for a leading U.S. insurance provider.

•

Strengthened executive leadership by appointing Bill Bloom as Executive Vice President, Global Client Services. Bill will lead all client-facing functions including sales and marketing, strategic account management and transformation services.

•	Strengthened operations leadership with hiring of Jaideep Pradhan, as Senior Vice President and Center Head, EXL Philippines, as well as additional operations leadership.

•	Successfully integrated PDMA, Inc. and have commenced actively marketing the combined EXL LifePRO® solution set and capabilities.

•	Won 1 new outsourcing services client and 6 new transformation services clients.

•

Headcount for the quarter ended June 30, 2010 was approximately 12,200. Experienced attrition in the second quarter of 34.6% for billable employees compared to 22.0% in the second quarter of 2009 and 32.7% in the first quarter of 2010.

2010 Outlook

The Company is providing updated guidance for calendar year 2010:

•	Revenues expected to be at the top-end of our guidance range of $235.0 million to $240.0 million.

•

Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, is expected to be at the top-end of our guidance range of 12.0% to 14.0% at prevailing exchange rates.

Conference Call

EXL will host a conference call on Thursday, August 5, 2010 at 10:00 a.m. (ET) to discuss the Company’s quarterly results and operating performance. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the investor factsheet can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 or 1-706-645-9291 and entering the conference identification number “82113813” from two hours after the end of the call until 11:59 p.m. (ET) on August 19, 2010. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, banking and financial services, transportation and logistics, and travel sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues	$60,639	$42,385	$115,128	$83,371
Cost of revenues (exclusive of depreciation and amortization)	37,447	25,827	68,932	50,183

Gross profit	23,192	16,558	46,196	33,188

Operating expenses:
General and administrative expenses	9,464	7,634	18,769	14,367
Selling and marketing expenses	4,599	3,340	8,749	6,524
Depreciation and amortization	3,857	2,789	6,930	5,219

Total operating expenses	17,920	13,763	34,448	26,110

Income from continuing operations	5,272	2,795	11,748	7,078
Other income/(expense):
Foreign exchange gain/(loss)	903	(1,710)	1,509	(3,019)
Interest and other income, net	314	276	732	587

Income from continuing operations before income taxes	6,489	1,361	13,989	4,646
Income tax provision	1,620	109	3,497	372

Income from continuing operations	4,869	1,252	10,492	4,274
Loss from discontinued operations, net of taxes	—	—	—	(139)

Net income	$4,869	$1,252	$10,492	$4,135

Earnings per share:
Basic	$0.17	$0.04	$0.36	$0.14
Diluted	$0.16	$0.04	$0.35	$0.14
Weighted-average number of shares used in computing earnings per share:
Basic	29,231,812	28,906,052	29,181,036	28,874,795
Diluted	30,201,092	29,159,547	30,180,283	29,119,785

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$88,838	$132,215
Short-term investments	2,518	4,009
Restricted cash	294	65
Accounts receivable, net of allowance for doubtful accounts of $403 at June 30, 2010 and $262 at December 31, 2009	41,392	34,856
Deferred tax assets, net	5,933	4,872
Advance income-tax, net	1,564	—
Prepaid expenses and other current assets	5,018	5,529

Total current assets	145,557	181,546

Fixed assets, net of accumulated depreciation of $42,526 at June 30, 2010 and $35,812 at December 31, 2009	28,981	23,964
Restricted cash	7,138	3,895
Deferred tax assets, net	7,944	8,482
Intangible assets, net of amortization	16,615	627
Goodwill	48,018	19,619
Other assets	11,906	11,487

Total assets	$266,159	$249,620

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,663	$5,345
Deferred revenue	6,807	4,745
Accrued employee cost	15,465	16,020
Income taxes payable	—	543
Accrued expenses and other current liabilities	12,770	11,674

Total current liabilities	38,705	38,327

Non-current liabilities	7,167	5,575

Total liabilities	45,872	43,902

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,461,594 shares issued and 29,209,092 shares outstanding as of June 30, 2010 and 29,278,103 shares issued and 29,031,073 shares outstanding as of December 31, 2009	29	29
Additional paid-in capital	129,518	124,493
Retained earnings	96,166	85,674
Accumulated other comprehensive loss	(4,377)	(3,515)

	221,336	206,681

Less: 252,502 shares as of June 30, 2010 and 247,030 shares as of December 31, 2009, held in treasury, at cost	(1,069)	(976)

ExlService Holdings, Inc. stockholders’ equity	220,267	205,705
Noncontrolling interest	20	13

Total stockholders’ equity	220,287	205,718

Total liabilities and stockholders’ equity	$266,159	$249,620

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) stock compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow. The Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations. Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three month periods ended June 30, 2010, June 30, 2009 and March 31, 2010:

(Amounts in thousands)

	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended March 31,
	2010	2009	2010
Net income (GAAP)	$4,869	$1,252	$5,623
add: Income tax provision, Other income/(expense)	403	1,543	853
Income from continuing operations (GAAP)	$5,272	$2,795	$6,476
add: Stock-based compensation expense (a)	2,404	1,974	1,828
add: Amortization of acquisition-related intangibles (b)	520	—	181

Adjusted operating income (Non-GAAP)	$8,196	$4,769	$8,485

Adjusted operating income margin %	13.5%	11.3%	15.6%
add: Depreciation	3,337	2,789	2,892

Adjusted EBITDA (Non-GAAP)	$11,533	$7,558	$11,377

Adjusted EBITDA margin %	19.0%	17.8%	20.9%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.